                                SCHEDULE 14A

                               (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the registrant  /X/
Filed by a party other than the registrant  / /

Check the appropriate box:
/ / Preliminary proxy statement
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for use of Commission only (as permitted by Rule 14a-6(e)(2))

                       NICHOLS RESEARCH CORPORATION
              (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than registrant)

Payment of filing fee (Check the appropriate box):
/X/  No Fee Required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and  0-11.

(1)  Title of each class of securities to which transaction applies:
     __________________________________________________________________________
(2)  Aggregate number of securities to which transaction applies:
     __________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     __________________________________________________________________________
(4)  Proposed maximum aggregate value of transaction:
     __________________________________________________________________________
(5)  Total fee paid:
     __________________________________________________________________________

/ /  Fee paid previously with preliminary  materials:_________________________.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
     _________________________________________________________________________
     (2)  Form, Schedule or registration statement no.:
     _________________________________________________________________________

     (3)  Filing party:
     _________________________________________________________________________
     (4)  Date Filed:
     _________________________________________________________________________

                          NICHOLS RESEARCH CORPORATION
                          4040 Memorial Parkway, South
                             Post Office Box 400002
                          Huntsville, Alabama 35815-1502


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 January 9, 1997

TO THE SHAREHOLDERS OF NICHOLS RESEARCH CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Nichols Research Corporation (the "Company") will be held in the Company Auditorium, Corporate Headquarters, 4040 Memorial Parkway, South, Huntsville, Alabama, on January 9, 1997, at 5:00 p.m. local time for the following purposes:

          1. To elect ten (10) Directors to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified (designated as Proposal 1 in the accompanying Proxy Statement).

          2. To consider and vote on an amendment to the Nichols Research Corporation 1991 Stock Option Plan to change the composition of the Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under the Securities Exchange Act of 1934 and, except for certain limited matters, to permit the Board of Directors to amend the Plan without shareholder approval (designated as Proposal 2 in the accompanying Proxy Statement).

          3. To consider and vote on an amendment to the Nichols Research Corporation Non-Employee Officer and Director Stock Option Plan to change the composition of the Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under the Securities Exchange Act of 1934 and, except for certain limited matters, to permit the Board of Directors to amend the Plan without shareholder approval (designated as Proposal 3 in the accompanying Proxy Statement).

          4. To consider and vote on an amendment to the Nichols Research Corporation 1988 Employees' Stock Purchase Plan to change the composition of the Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under the Securities Exchange Act of 1934 and, except for certain limited matters, to permit the Board of Directors to amend the Plan without shareholder approval (designated as Proposal 4 in the accompanying Proxy Statement).

          5. To consider and vote on an amendment to the Nichols Research Corporation 1989 Incentive Stock Option Plan to change the composition of the Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under the Securities Exchange Act of 1934 and, except for certain limited matters, to permit the Board of Directors to amend the Plan without shareholder approval (designated as Proposal 5 in the accompanying Proxy Statement).

          6. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the current year (designated as Proposal 6 in the accompanying Proxy Statement).

          7. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on November 29, 1996, has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

     A copy of the Annual Report to Shareholders for the fiscal year ended August 31, 1996, is enclosed.

                              By order of the Board of Directors,


                              Patsy L. Hattox
                              Secretary

Huntsville, Alabama
December 6, 1996


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND SO VOTE AT THAT TIME. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                   NICHOLS RESEARCH CORPORATION
                   4040 Memorial Parkway, South
                      Post Office Box 400002
                  Huntsville, Alabama  35815-1502

                          PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nichols Research Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on January 9, 1997, and at any and all adjournments thereof (the "Meeting"). The form of proxy permits specification, approval, disapproval or abstention, as to each of the six proposals. Proposals 1 through 6 will be presented at the Meeting by management. If the enclosed form of proxy is properly executed, returned and not revoked, it will be voted in accordance with the directions, if any, made by the shareholder or, if directions are not made, will be voted in favor of Proposals 1 through 6.

     The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone, facsimile, or mail. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners. On or about December 6, 1996, the Company will commence mailing this Proxy Statement, the enclosed form of proxy, and attached Notice to holders of its common stock.

     Shareholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

     The close of business on November 29, 1996, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

                              GENERAL

     A majority of the shareholders entitled to vote must be present in person, or be represented by proxy, to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate an adjournment and will subject the Company to additional expense.

     Election of each director and approval of Proposals 2 through 6 discussed in this Proxy Statement require the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the Meeting. The Company's Certificate of Incorporation and Bylaws do not contain any provisions concerning the treatment of abstentions and broker non-votes. Delaware law treats abstentions as votes which are not cast in favor of a proposal or nominee. Delaware law does not address the treatment of broker non-votes; however, the Company will treat broker non-votes as present for purposes of calculating the quorum but as absent for purposes of calculating votes cast for or against a proposal or nominee. The Board of Directors recommends that you vote FOR each nominated director and FOR Proposals 2 through 6.

        COMMON STOCK OUTSTANDING AND PRINCIPAL SHAREHOLDERS

     As of November 1, 1996, there were outstanding 11,564,637 shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by shareholders.

     The following table sets forth information as of November 1, 1996, as to (a) the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company; (b) the shares of such Common Stock beneficially owned by the directors and nominees of the Company; (c) the shares of such Common Stock beneficially owned by Chris H. Horgen, the Company's Chief Executive Officer, and by Michael J. Mruz, James C. Moule, Michael W. Solley and James M. Coward, the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"); and (d) the shares of such Common Stock beneficially owned by all executive officers and directors of the Company as a group. Unless otherwise indicated, each shareholder named has sole voting and dispositive power with respect to his shares.

                                                               PERCENT OF TOTAL
                                          NUMBER OF SHARES     COMMON STOCK
NAMES(1)                                  BENEFICIALLY OWNED   OUTSTANDING (2)
--------                                  ------------------   ----------------

The Brinson Company (Brinson Partners           903,454              7.8%
    & Brinson Trust)
Palisade Capital Management, L.L.C.             856,909              7.4%
Account Management Corporation                  652,800              5.6%
David L. Babson and Co., Inc.                   586,650              5.1%
DIRECTORS AND NOMINEES
----------------------
Chris H. Horgen                                 475,000(3)           4.1%
Michael J. Mruz                                 158,250(4)           1.4%
Roy J. Nichols                                  454,698(5)           3.9%
Patsy L. Hattox                                  65,331(6)             *
Phil E. DePoy                                     3,750(7)             *
Roger P. Heinisch                                21,501(8)             *
William E. Odom                                   9,003(9)             *
James R. Thompson, Jr.                            6,000(10)            *
John R. Wynn                                     17,002(11)            *
Thomas L. Patterson                             105,799                *
Robert W. Hager                                   4,500(12)            *

NAMED EXECUTIVE OFFICERS WHO ARE NOT
DIRECTORS OR NOMINEES
-------------------------------------
James C. Moule                                   51,629(13)            *
Michael W. Solley                                 6,937(14)            *
James M. Coward                                  37,377(15)            *

ALL DIRECTORS AND EXECUTIVE                   1,431,254(16)         12.4%
OFFICERS AS A GROUP (16 PERSONS)
---------------
*  Less than 1%

(1) The addresses for all persons listed above are in care of the Company with the following exceptions: The Brinson Company, 209 South LaSalle Street, Suite 20, Chicago, IL 60604-1295; Palisade Capital Management, L.L.C., One Bridge Plaza, Suite 695, Fort Lee, NJ 07024; Account Management Corporation, 2 Newberry Street, Boston, MA 02116; David L. Babson and Co., Inc., One Memorial Drive, Cambridge, MA 02142-1300; Roy J. Nichols, 2430 Covemont Drive, Huntsville, AL 35801; Phil E. DePoy, 195 North Harbor Drive, Apt. 4601, Chicago, IL 60601; Roger P. Heinisch, 23620 Olinda Trail, Scandia, MN 55073; William E. Odom, 3627 Everette Street, N.W., Washington, DC 20008; James R. Thompson, Jr., 416 Randolph Avenue, Huntsville, AL 35802; and Robert
     W. Hager, E-51 Sunset Beach Lane, Belfair, WA 98528.

(2) Shares issuable under options exercisable within 60 days are considered outstanding for the purpose of calculating the percentage of Common Stock owned by each executive officer, director and 5% shareholder who have options exercisable within 60 days, but such shares are not to be considered outstanding with respect to any other executive officer, director, or 5% shareholder.

(3) Includes 35,000 shares which are subject to immediately exercisable options, 1,549 shares held by an adult child who is a member of the Mr. Horgen's household, and 99,000 shares held directly by Mr. Horgen's spouse.

(4) Includes 41,250 shares which are subject to immediately exercisable options held by Mr. Mruz and 12,000 shares held in a revocable trust, of which both Mr. Mruz and his spouse are trustees.

(5) Represents 366,363 shares held in a revocable trust for Mr. Nichols and his spouse, of which both are trustees, and 88,335 shares held in the Roy J. Nichols and Susan B. Nichols Charitable Remainder Unitrust, of which Mr. Nichols is the sole trustee.

(6) Includes 4,023 shares which are subject to immediately exercisable options held by Ms. Hattox.

(7) Includes 3,000 shares which are subject to immediately exercisable options held by Dr. DePoy.

(8) Includes 7,503 shares which are subject to immediately exercisable options held by Dr. Heinisch.

(9) Includes 7,503 shares which are subject to immediately exercisable options held by General Odom.

(10) Represents 6,000 shares which are subject to immediately exercisable options held by Mr. Thompson.

(11) Includes 6,000 shares which are subject to immediately exercisable options held by Mr. Wynn.

(12) Represents 3,000 shares which are subject to immediately exercisable options held by Mr. Hager and 1,500 shares which are held in joint tenancy with spouse.

(13) Includes 3,026 shares which are subject to immediately exercisable options held by Mr. Moule.

(14) Includes 5,010 shares which are subject to immediately exercisable options held by Mr. Solley.

(15) Includes 4,524 shares which are subject to immediately exercisable options held by Mr. Coward.

(16) Includes 127,860 shares which are subject to stock options exercisable within 60 days, 99,300 shares owned by the spouses of two officers, 378,363 shares held in trusts by two officers and their spouses, 88,335 shares held in trust by an officer who is sole trustee, 1,500 shares held in joint tenancy with spouse, 1,549 shares held by an adult child who is a member of an officer's household, and 600 shares held by an officer as custodian for a minor child.

                            PROPOSAL 1
                       ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of members of the Board of Directors at eleven (11) by resolution pursuant to authority granted in the Bylaws of the Company. The Board of Directors proposes that the ten (10) nominees listed below be elected as directors, to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. It is the desire of the Board of Directors that the Board have the option of selecting one director to serve on the Board prior to the election of directors at the next Annual Meeting of shareholders. Although the Company has established the number of directors at eleven
(11), proxies may not be voted for more than ten (10) persons. It is the intention of the persons named in the proxy to vote the proxies for the election of the nominees listed below, nine of whom are presently directors of the Company. If any nominee should become unavailable to serve as a director for any reason (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

     The names of the nominees for directors, together with certain information regarding them, are as follows:

                                                                                     DIRECTOR
NAME                     AGE     POSITION                                               SINCE
----                     ----    --------                                            --------
Chris H. Horgen          50      Chief Executive Officer and Chairman                  1976
Michael J. Mruz          51      President, Chief Operating Officer and Director       1994
Roy J. Nichols           58      Senior Vice President and Vice Chairman               1976
Patsy L. Hattox          47      Chief Administrative Officer, Corporate Vice          1980
                                   President, Secretary, and Director
Roger P. Heinisch        58      Director                                              1984
John R. Wynn             52      Director                                              1985
William E. Odom          64      Director                                              1991
James R. Thompson, Jr.   60      Director                                              1992
Phil E. DePoy            61      Director                                              1994
Thomas L. Patterson      54      Director Nominee and President of Nichols SELECT         -
                                   Business Unit

     Chris H. Horgen, Roy J. Nichols, and Patsy L. Hattox are employed by the Company in the positions set forth above, and have been employed by the Company for more than five years.

     Michael J. Mruz became President of the Company in August 1994, and its Chief Operating Officer and a Director on September 1, 1994. From 1989 to 1994, Mr. Mruz served as Executive Vice President, Chief Financial and Administrative Officer, and a member of the Board of Directors of BDM International, Inc. ("BDM"), a defense contractor. While at BDM, Mr. Mruz held the positions of Corporate Vice President from 1988 to 1989, Vice President/General Manager of BDM's Huntsville Technology Center from 1983 to 1988, Vice President, Systems Design and Analysis from 1979 to 1983, and various management and technical positions from 1974 to 1979. Mr. Mruz served in the U.S. Air Force from 1968 through 1974 in research and development assignments involving communications systems. Mr. Mruz holds a bachelors degree in Mathematics from Villanova University, and a masters degree in Systems Analysis from the Air Force Institute of Technology.

     Dr. Heinisch has been Vice President, Engineering with Alliant Techsystems, Inc., a defense contractor, since 1991. He was employed by Honeywell, Inc., a defense contractor, from 1968 to 1990. While at
Honeywell, Dr. Heinisch held the positions of Vice President of Manufacturing and Materials Operations of the Defense Systems Group from 1989 to 1990, Vice President and Deputy, Science and Technology from 1988 to 1989, Vice President of Flight Systems Operations from 1985 to 1988, and Vice President for Honeywell's System and Research Center from 1982 to 1985. Dr. Heinisch holds bachelors and masters degrees in Nuclear Engineering from Marquette University and a doctorate degree in Engineering from Purdue University.

     Mr. Wynn is a practicing attorney in Huntsville, Alabama, and has been a member of the law firm of Lanier Ford Shaver & Payne, P.C., and its predecessors since 1970. The firm has served as general counsel to the Company since 1983.

     Lt. Gen. (Ret.) Odom is Director of National Security Studies for Hudson Institute, a nonprofit organization which analyzes, evaluates, and formulates foreign, military, and domestic policy, since 1988. He also serves as an adjunct professor at Yale University. In 1988, General Odom retired from the Army after 34 years of service. At the time of his retirement, General Odom was Director of the National Security Agency and Chief, Central Security Service, at Fort George Meade, Maryland. As Director of the National Security Agency from 1985 to 1988, General Odom was responsible for the agency's work in signal intelligence and communications security, and was the principal signal intelligence advisor to the Secretary of Defense, the Director of Central Intelligence, and the Joint Chiefs of Staff. General Odom received a bachelors degree in Engineering from the United States Military Academy. He also holds masters and doctorate degrees in Political Science from Columbia University.

     Mr. Thompson has been Executive Vice President of Orbital Sciences Corporation, a space technology company, since 1991. From 1989 to 1991, he served as Deputy Administrator for the National Aeronautics and Space Administration (NASA). From 1986 to 1989, he served as the Director of NASA's Marshall Space Flight Center. From 1983 to 1986, he was the Deputy Director for Technical Operations for Princeton Applied Physics Laboratory. Mr. Thompson holds a bachelors degree in Aeronautical Engineering from Georgia Institute of Technology and a masters degree in Mechanical Engineering from the University of Florida.

     Dr. DePoy has served as President of the National Opinion Research Center ("NORC"), a non-profit corporation engaged in survey research for the public interest and affiliated with the University of Chicago, since 1992. From 1985 to 1992, Dr. DePoy served as Distinguished Senior Fellow and President and Chief Executive Officer (CEO) of the Center for Naval Analyses (CNA) located in Alexandria, Virginia. CNA's research efforts include operations analysis, systems analysis, and systems engineering efforts for the Navy and other government agencies. He served in a variety of capacities at CNA from 1959 through 1991, beginning as an analyst and field representative. He became CNA's President and CEO in 1995. Dr. DePoy received his bachelors degree in Chemical Engineering from Purdue University, his masters degree in Nuclear Engineering from Massachusetts Institute of Technology, and his doctorate degree in Chemical Engineering from Stanford University.

     Mr. Patterson joined the Company in July 1996 as President of Nichols SELECT. Mr. Patterson has also been President of TXEN, Inc., an information technology company for managed care organizations, since he founded it in 1989. The Company owns a 19.9% interest in TXEN, Inc. From 1980 to 1989, he was President of SEAKO, Inc., an information technology company for practice management and managed care systems. Prior to founding SEAKO, Inc., in 1980, he worked as an engineer for the U.S. Navy Department, and in sales and marketing for Electronic Associates, Inc., Hewlett Packard, and Modular Computer Systems, Inc. Mr. Patterson holds a bachelors degree in Mechanical Engineering and a masters degree in Engineering Mechanics from the University of Alabama.

     Mr. Horgen serves as a director of SouthTrust Bank of Alabama, N.A. Mr. Nichols serves as a director of Adtran, Inc. Mr. Thompson serves as a director of Orbital Sciences Corporation and Spacehab, Inc. Dr. Heinisch serves as a director of Non-Volatile Electronics, Inc.

                  BOARD COMMITTEES AND ATTENDANCE

     During the fiscal year ended August 31, 1996, Mr. Wynn, Dr. Heinisch, General Odom, Mr. Thompson and Mr. Hager served as members of the Audit Committee of the Board of Directors. The Audit Committee reviews the services provided by the Company's independent accountants. During the fiscal year ended August 31, 1996, the Audit Committee held one (1) meeting, and all committee members were present. During the fiscal year ended August 31, 1996, Dr. Heinisch, Mr. Wynn and General Odom served as members of the Executive Officer Compensation Committee of the Board of Directors. The Executive Officer Compensation Committee recommends to the Company's Board of Directors the salary and cash bonus for the Company's Chief Executive Officer and the President and Chief Operating Officer. During the fiscal year ended August 31, 1996, the Executive Officer Compensation Committee held one (1) meeting, and all committee members were present. During the fiscal year ended August 31, 1996, Messrs. Mruz and Nichols served as members of the Stock Option Committee of the Board of Directors. The Stock Option Committee administers the Company's 1989 Incentive Stock Option Plan, the Company's 1988 Employees' Stock Purchase Plan, the Company's 1991 Stock Option Plan and the Company's Non-Employee Officer and Director Stock Option Plan. During the fiscal year ended August 31, 1996, the Stock Option Committee held no meetings, but took action by unanimous written consent on seventeen (17) occasions. During the fiscal year ended August 31, 1996, Messrs. Horgen, Mruz, Nichols and Wynn served as members of the Executive Committee of the Board of Directors. The Executive Committee takes action on behalf of the Board of Directors when it is inconvenient or impossible for the entire Board of Directors to meet. During the fiscal year August 31, 1996, the Executive Committee held four (4) meetings, and all committee members were present. The Company does not have a Nominating Committee.

     During the fiscal year ended August 31, 1996, the Board of Directors held four (4) meetings, and all directors were present at such meetings with the exception of Mr. Hager who was not present at one meeting. The Board of Directors also adopted action by unanimous written consent of all directors on ten (10) occasions during the fiscal year ended August 31, 1996.

                      EXECUTIVE COMPENSATION

COMPENSATION SUMMARY
---------------------

     The following table summarizes for the last three completed fiscal years the compensation of the Chief Executive Officer and the four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the year ended August 31, 1996 (the "Named Executive Officers").

                                                     SUMMARY COMPENSATION TABLE
                                                     --------------------------

                                              ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                        ----------------------------------     --------------------------

                                                                      OTHER    RESTRICTED   SHARES OF STOCK
                                                                     ANNUAL         STOCK        UNDERLYING      ALL OTHER
PRINCIPAL POSITION             YEAR       SALARY       BONUS   COMPENSATION        AWARDS   OPTIONS AWARDED   COMPENSATION
------------------             ----       ------       -----   ------------    ----------   ---------------   ------------
                                           (1)                      (2)                           (3)

Chris H. Horgen, Chairman      1996      $227,300    $115,000        -             N/A          105,000          $13,673
and Chief Executive  Officer   1995       217,053      90,000        -             N/A          N/A               15,534
                               1994       224,254      55,000        -             N/A          N/A               20,592

Michael J. Mruz(4),            1996       221,069     115,000    $44,105(5)        N/A          N/A               13,144
President, Chief Operating     1995       210,740      98,000     88,375(6)        (7)          -                 14,960
Officer and Director           1994             -           -        -             N/A          150,000                -

Michael W. Solley,             1996       125,695      90,000        -             N/A           18,000           13,382
President, Nichols             1995       110,045      28,750        -             N/A           15,003           13,080
InfoFed Business Unit          1994       100,569      16,000        -             N/A            5,251           10,415

James C. Moule,                1996       158,946      60,000        -             N/A            9,000           14,246
President, Nichols             1995       136,723      30,500        -             N/A            9,000           15,184
Federal Business Unit          1994       132,764      20,000        -             N/A            1,503           13,762

James M. Coward,               1996       127,471      55,000        -             N/A           12,000           13,950
Corporate Vice                 1995       123,897      24,000        -             N/A            3,000           14,583
President, Marketing           1994       118,984       9,000        -             N/A            1,503           11,544

__________________
(1) Includes the following amounts deferred by the Named Executive Officers under the Company's 401(k) Profit Sharing Plan:

                                   FISCAL YEAR ENDED AUGUST 31
                                   ---------------------------

Name                             1994            1995           1996
----                             ----            ----           ----
Chris H. Horgen                $8,141          $11,079        $10,583
Michael J. Mruz                   N/A           10,524          9,500
Michael W. Solley               2,331            2,773          4,341
James C. Moule                  3,055            6,608          8,758
James M. Coward                 5,119            5,857          7,301

     Also includes the following amounts deferred by the Named Executive Officers under the Company's Cafeteria Plan:

                                   FISCAL YEAR ENDED AUGUST 31
                                   ---------------------------

NAME                             1994            1995           1996
----                             ----            ----           ----
Chris H. Horgen                    -           $ 1,776         $ 1,164
Michael J. Mruz                    -             1,187           1,018
Michael W. Solley                  -               445           1,237
James C. Moule                     -             1,803           1,458
James M. Coward                    -             2,516           2,227

(2) "Other Annual Compensation" for each of the named executives does not include the value of certain perquisites or other personal benefits, if any, furnished by the Company to the Named Executive Officers (or for which it reimburses the Named Executive Officers), unless the value of such benefits in total exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table for any Named Executive Officer.

(3) "All Other Compensation" consists of the following Company contributions (matching and profit sharing) to the Company's 401(k) Profit Sharing Retirement Plan, forfeiture allocations under that retirement plan and term life insurance premiums paid by the Company in fiscal years ended August 31, 1994, 1995 and 1996 for the benefit of the Named Executive Officers:

                                       RETIREMENT PLAN
                                         CONTRIBUTION/    TERM LIFE
NAME                     YEAR   FORFEITURE ALLOCATIONS     PREMIUMS
----                     ----   ----------------------    ---------

Chris H. Horgen          1996           $13,673            $    -
                         1995            15,534                 -
                         1994            19,766                826
Michael J. Mruz          1996            13,144                  -
                         1995            14,960                  -
                         1994               N/A                  -
Michael W. Solley        1996            13,382                  -
                         1995            13,080                  -
                         1994             9,743                672
James C. Moule           1996            14,246                  -
                         1995            15,184                  -
                         1994            12,936                826

James M. Coward          1996            13,950                  -
                         1995            14,583                  -
                         1994            10,750                794


(4) On August 16, 1994, Mr. Mruz commenced employment with the Company as President. Mr. Mruz became the Company's Chief Operating Officer and a director on September 1, 1994.

(5) Moving expenses associated with Mr. Mruz's relocation to Huntsville, Alabama.

(6) Pursuant to his employment with the Company on September 1, 1994, the Company granted Mr. Mruz an option to purchase 70,000 shares of restricted Common Stock for 90% of the fair market value of the Common Stock as reported on Nasdaq on the date of purchase. On September 1, 1994, Mr. Mruz exercised that option. On that date, the fair market value of the shares purchased was $11.50 per share. Therefore, $80,500 of the amount reported in the table is the dollar value of the difference between the $724,500 price paid by Mr. Mruz for the 70,000 shares of restricted Common Stock and the $805,000 fair market value of those shares on the purchase date. Also included in the table is $7,875 paid by the Company for nine months of full family COBRA health insurance premiums.

(7) On August 31, 1996, Mr. Mruz held the 105,000 shares (the 70,000 shares after the adjustment for the Company's most recent 3-for-2 stock split) of restricted Common Stock he acquired in the transaction described in footnote (6) above. On that date, the fair market value of those shares was $2,257,500.00, or $21.50 per share, as reported on Nasdaq.

STOCK OPTION GRANTS, EXERCISES AND FISCAL YEAR END VALUES
---------------------------------------------------------

     The Company from time to time awards stock options to executive officers and other key employees pursuant to two stock option plans approved by the shareholders of the Company. Messrs. Mruz and Nichols are not eligible to receive options under either of the Company's stock option plans because they are members of the Stock Option Committee which administers those two plans.

     The following table summarizes certain information concerning stock options granted during the last fiscal year to those Named Executive Officers who are eligible to receive options under the Company's two stock option plans:

                                OPTION GRANTS IN FISCAL YEAR ENDED AUGUST 31, 1996
                                --------------------------------------------------
                                                                                                POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF STOCK
                                                                                                  PRICE APPRECIATION
                                         INDIVIDUAL GRANTS                                           FOR OPTION TERM
---------------------------------------------------------------------------------------------  ----------------------
                                                         PERCENT OF
                                                         TOTAL
                                         NUMBER OF       OPTIONS
                                         SECURITIES      GRANTED TO    EXERCISE
                                         UNDERLYING      EMPLOYEES        PRICE        OPTION
                                         OPTIONS         IN FISCAL          PER    EXPIRATION
NAME                  TYPE OF OPTION     GRANTED         YEAR             SHARE          DATE         5%          10%
------                ------------       --------        ----------     --------   ----------   --------     --------
Chris H. Horgen       Non-Statutory(1)    105,000            *          $12.00     8/31/00      $348,600     $769,650
James C. Moule        Incentive(2)          9,000            *          $21.50     8/31/01        53,460      118,170
Michael W. Solley     Incentive(2)         18,000            *          $15.50      3/1/01        77,040      170,280
James M. Coward       Incentive(2)         12,000            *          $15.50      3/1/01        51,360      113,520

------------------
*Less than 1%

(1) The Non-Statutory Stock Option was granted on September 1, 1995. The Non-Statutory Stock Option is exercisable in one-third (1/3) annual increments commencing one year from the date of grant, provided certain annual revenue and profit growth performance goals in the Company's commercial/health care business areas are achieved.

(2) The aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by an option recipient during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. If any single employee should be granted an Incentive Option which, together with other applicable prior Incentive Option grants, exceeds such maximum, the Incentive Option will be treated as a Non-Statutory Option to the extent of such excess.

     No Incentive Option is exercisable, either in whole or in part, prior to twenty-four (24) months from the date it is granted. Up to one-third of the total shares granted under the Incentive Option may be purchased in each of the following installment periods, each beginning from the date the option is granted: (1) after twenty-four months; (2) after thirty-six months; and (3) after forty-eight months. Incentive Option recipients may accumulate installments not yet exercised, which may be exercised, in whole or in part, in any subsequent period but not later than five years from the date the option is granted.

     The following table sets forth certain information concerning exercises of options during the last fiscal year by the Named Executive Officers and the values as of August 31, 1996, of the unexercised stock options held by the Named Executive Officers who are eligible to receive options under the Company's two stock option plans:

                                AGGREGATED FISCAL YEAR OPTION EXERCISES AND STOCK  OPTION VALUES AT  AUGUST 31, 1996

                                                           NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED IN-THE-MONEY
                                                      UNEXERCISED OPTIONS AT FISCAL YEAR END     OPTIONS AT FISCAL YEAR END(2)
                                                      --------------------------------------   ---------------------------------
                      NUMBER OF SHARES
                           ACQUIRED ON      VALUE
NAME                          EXERCISE    REALIZED       EXERCISABLE        UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
----                  ----------------    --------       -----------        -------------      -----------        -------------
                                               (1)
Chris H. Horgen             N/A                N/A          35,000             70,000            $332,500           $  665,000
Michael J. Mruz             N/A                N/A          41,250            108,750             611,738            1,612,763
James C. Moule              N/A                N/A           5,526             20,015              76,151              108,421
Michael W. Solley         4,511             $30,510          4,260             39,766              56,657              374,364
James M. Coward             N/A                N/A           5,773             17,515              76,401              131,666

--------------------

(1) Values realized are calculated by subtracting the exercise price from the closing market price of the Common Stock as of the exercise date(s).

(2) Values are calculated by subtracting the exercise price from the $21.50 per share closing market price of the Common Stock on August 31, 1996, as quoted on the Nasdaq National Market.

COMPENSATION OF DIRECTORS
-------------------------

     Directors of the Company, other than those who also serve as officers of the Company, receive an annual director's fee of $10,000, $1,200 for special meeting attendance, and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings.

     In addition to the annual director's fee and the special meeting attendance fee, non-employee directors of the Company may receive option grants each year under the Company's Non-Employee Officer and Director Stock Option Plan (the "Non-Employee Plan"). The Company adopted and the shareholders approved the Non-Employee Plan effective August 29, 1988. The Non-Employee Plan is administered by the Stock Option Committee of the Board of Directors. No one who is eligible to receive options under the Non-Employee Plan participates in the administration of the Non-Employee Plan.

     The Non-Employee Plan covers 109,999 shares of the Company's Common Stock. Officers and directors who are neither contractual nor common law employees of the Company or any of its subsidiaries are eligible to participate in the Non-Employee Plan. The Committee determines the non-employee officers and directors of the Company who are granted options and the number of shares subject to each such option. Options may be granted to purchase shares at 100% of the fair market value of the shares on the date of grant. No non-employee officer or director may be granted options to purchase in excess of 35% of the total number of shares authorized for grant under the Non-Employee Plan. The options are exercisable immediately after the date of grant and expire five years after the date of grant. Options are nontransferable and may be exercised only while the optionee is serving as a non-employee officer or director of the Company or during various limited periods after death, retirement, or other termination of service. The Non-Employee Plan terminates on October 24, 2003; however, options outstanding at the date of expiration of the Non-Employee Plan may be exercised within the period provided in such options.

     During the fiscal year ended August 31, 1996, Dr. DePoy, Mr. Hager, Dr. Heinisch, General Odom, Mr. Thompson, and Mr. Wynn were each granted an option to purchase 1,500 shares of Common Stock at an average per share exercise price of $14.92.

EMPLOYMENT  CONTRACTS,  TERMINATION  OF  EMPLOYMENT  AND  CHANGE-IN-CONTROL
ARRANGEMENTS
---------------------------------------------------------------------------

     On June 6, 1994, the Company entered into an Employment Agreement (the "Agreement") with Michael J. Mruz, President and Chief Operating Officer of the Company. The Agreement provides for the employment of Mr. Mruz as the President of the Company for a period of two years, commencing August 16, 1994, unless the Agreement is terminated before the end of that term. After the initial 2-year term, the Agreement automatically renews on a year-to-year basis. The Agreement provides that Mr. Mruz will be paid an annual salary of $210,000, subject to increases as authorized by the Company. He may be awarded discretionary performance bonuses. Pursuant to the Agreement, on the date of his employment, the Company granted Mr. Mruz incentive stock options to purchase 45,000 shares of Common Stock and Non-Statutory stock options to purchase 105,000 shares of Common Stock, both options having exercise prices equal to the fair market value of the Common Stock on the date of grant. These options were granted under the 1991 Stock Option Plan and are subject to all the terms of that Plan. Also, pursuant to the Agreement, on September 1, 1994, the Company granted Mr. Mruz an option to purchase up to 70,000 shares of Common Stock for 90% of the fair market value of the Common Stock on the date the option is exercised. On September 1, 1994, Mr. Mruz exercised that option. On that date, the fair market value of the shares purchased was $11.50 per share. The shares purchased by Mr. Mruz on exercise of this option are restricted and may not be sold by Mr. Mruz without compliance with applicable securities laws and a right of first refusal in favor of the Company which commences two years after the date on which the stock was purchased. The employment of Mr. Mruz will terminate upon his death or disability, upon 60 days' prior written notice by either party, or for good cause. If Mr. Mruz is terminated by the Company on 60 days' prior written notice within five years of his employment date, he will be paid, as additional compensation, six months' salary from the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION IN COMPENSATION DECISIONS
---------------------------------------------

     The compensation of Mr. Horgen and Mr. Mruz is determined by the Executive Officer Compensation Committee of the Company's Board of Directors. During the last fiscal year, Dr. Heinisch, Mr. Wynn and General Odom served on the Executive Officer Compensation Committee. Mr. Wynn, a director of the Company, is a member-shareholder in the Huntsville, Alabama, law firm of Lanier Ford Shaver & Payne P.C., which serves as general counsel to the Company. Responsibility for determination of the compensation of all other executive officers was delegated to Mr. Horgen and Mr. Mruz by the Board.

     The Stock Option Committee, which administers the Company's two stock option plans and the Non-Employee Officer and Director Stock Option Plan (the "Stock Option Committee"), is appointed by the Board of Directors and currently consists of Messrs. Mruz and Nichols. The Stock Option Committee may award both incentive stock options and non-statutory stock options to executive officers, non-employee directors, and other key employees. During the fiscal year ended August 31, 1996, the Stock Option Committee awarded a total of 297,084 stock options, 144,000 of which were awarded to executive officers and 9,000 of which were awarded to six non-employee directors.

     During the year ended August 31, 1996, none of the executive officers of the Company served as a director or member of the compensation committee (or board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company or as a member of the Company's Executive Officer Compensation Committee.

EXECUTIVE OFFICER COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------------------------

     Compensation of the executive officers consists principally of a regular monthly salary, an annual bonus and stock options. The regular monthly salary for the executive officers is generally established at the beginning of each fiscal year. Each executive officer may be eligible for a bonus award at the end of each fiscal year.

     The compensation of Mr. Horgen and Mr. Mruz is determined by the Executive Officer Compensation Committee (the "Compensation Committee"). Responsibility for determination of the compensation of other executive officers was delegated to Mr. Horgen and Mr. Mruz by the Board.

     In establishing the compensation of Mr. Horgen and Mr. Mruz for the fiscal year that began September 1, 1995, the Compensation Committee considered, among other matters, the regular monthly salary and bonuses paid to Mr. Horgen and Mr. Mruz during the previous fiscal year, the rate of inflation, raises given to other employees of the Company, performance evaluations, the total compensation paid other employees of the Company, the compensation ranges for other executive officers of eight comparable companies, and the financial performance of the Company. Although the above factors were considered by the Compensation Committee, there was no quantitative weight assigned to any of the factors considered and the decision regarding regular monthly salary and bonus compensation was subjective.

     The factors considered by Mr. Horgen and Mr. Mruz in determining the compensation of other executive officers include the executive's overall contribution to the Company, his or her level of experience, comparable salaries within the industry, salaries paid other executives of the Company, evaluations of the executive and the Company's performance. No quantitative weight is assigned to the various factors considered by Mr. Horgen and Mr. Mruz, and the decision regarding regular monthly salary and bonus compensation is subjective.

     The Stock Option Committee of the Board may award both incentive stock options and non-statutory stock options to the executive officers, other than Mr. Mruz and Mr. Nichols who serve as members of the Stock Option Committee. During the fiscal year ended August 31, 1996, the Stock Option Committee awarded a total of 297,084 stock options, of which 144,000 shares were awarded to the executive officers. The Stock Option Committee, in awarding stock options, considers primarily the executive's contribution to the success of the Company. This is a subjective determination.

  EXECUTIVE OFFICER              STOCK
COMPENSATION COMMITTEE     OPTION COMMITTEE
----------------------     ----------------

Roger P. Heinisch           Michael J. Mruz     Chris H. Horgen, CEO
John R. Wynn                Roy J. Nichols      Michael J. Mruz, President/COO
William E. Odom

PERFORMANCE GRAPH
-----------------

     The composition of the peer group of companies was changed from the immediately preceding year to reflect the success of the Company's efforts to diversify its business into the information technology area. The peer group in the immediately preceding year consisted of companies whose business was primarily technical services under contracts and subcontracts with the Department of Defense. American Management Systems, BDM International, Inc., BTG, Inc., Computer Management Sciences, Inc., and Keane, Inc., which replaced COMARCO, Inc., Geodynamics Corporation, Intermetrics, Inc., SofTech, Inc., and Stanford Telecommunications, Inc., were chosen as peer group members on the basis of their information technology businesses.

     The following graphs set forth a comparison of the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and a group of peer companies for the five year period ended August 31, 1996. The companies included in the peer group for the year ended August 31, 1996, and shown in the first graph are:

                    American Management Systems
                    BDM International, Inc.
                    BTG, Inc.
                    CACI International, Inc.
                    Computer Horizons Corporation
                    Computer Management Sciences, Inc.
                    GRC International, Inc.
                    Keane, Inc.
                    Logicon, Inc.
                    Titan Corporation

     The companies included in the peer group for the year ended August 31, 1995, and shown in the second graph are:

                    CACI International, Inc.
                    COMARCO, Inc.
                    Computer Horizons Corporation
                    GRC International, Inc.
                    Geodynamics Corporation
                    Intermetrics, Inc.
                    Logicon, Inc.
                    SofTech, Inc.
                    Stanford Telecommunications, Inc.
                    Titan Corporation

     Total shareholder return was determined by adding (a) the cumulative amount of dividends for a given year, assuming dividend reinvestment, and
(b) the difference between the share price at the beginning and at the end of the year, the sum of which was then divided by the share price at the beginning of such year. The graphs assume $100 was invested on August 31, 1991, in the Company's Common Stock, in the Standard & Poor's 500 Stock Index companies, and in the peer group.

                        COMPARATIVE OF FIVE-YEAR TOTAL RETURNS*
                 NICHOLS RESEARCH CORPORATION, S&P 500, 1996 PEER GROUP
                         (PERFORMANCE RESULTS THROUGH 8/31/96)

MEASUREMENT PERIOD
(FISCAL YEAR ENDED AUGUST 31)      NRES      S&P 500 INDEX     PEER GROUP
-----------------------------      ----      -------------     ----------
Measurement Pt - 8/31/91         $100.00        $100.00          $100.00
1992                             $138.37        $107.95          $109.34
1993                             $116.28        $124.30          $143.23
1994                             $111.63        $131.08          $211.64
1995                             $172.09        $159.34          $327.25
1996                             $300.00        $189.23          $475.26

*Source:  Frank Russell Company.

                        COMPARATIVE OF FIVE-YEAR TOTAL RETURNS*
                 NICHOLS RESEARCH CORPORATION, S&P 500, 1995 PEER GROUP
                         (PERFORMANCE RESULTS THROUGH 8/31/96)

MEASUREMENT PERIOD
(FISCAL YEAR ENDED AUGUST 31)      NRES      S&P 500 INDEX     OLD PEER GROUP
-----------------------------      ----      -------------     --------------
Measurement Pt - 8/31/91         $100.00        $100.00          $100.00
1992                             $138.37        $107.95          $ 89.96
1993                             $116.28        $124.30          $142.43
1994                             $111.63        $131.08          $199.24
1995                             $172.09        $159.34          $333.36
1996                             $300.00        $189.23          $411.16

*Source:  Frank Russell Company.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          -----------------------------------------------

     The Company leases (pursuant to a lease which expires December 31, 2000) 17,850 square feet of office facilities in Huntsville, Alabama, at an annual rental of $133,875, or $7.50 per square foot, from High Tech Properties, a general partnership in which Roy J. Nichols and Chris H. Horgen each own a one-sixth interest. The Company leases (pursuant to a lease which expires August 31, 2000) another 40,000 square feet of office space in Huntsville, Alabama, at an annual rental of $420,000, or $10.50 per square foot, from Parkway Properties I, a general partnership in which Roy J. Nichols and Chris
H. Horgen each own a one-fourth interest. In addition, the Company leases (pursuant to a lease which expires on February 28, 1997) another 40,899 square feet of office space in Huntsville, Alabama, at an annual rental of $429,440, or $10.50 per square foot, from Parkway Properties II, a general partnership in which Roy J. Nichols and Chris H. Horgen each own a one-fifth interest. In the opinion of the disinterested members of the Board of Directors, the rental payments under the leases are on terms no less favorable to the Company than those available from unrelated third parties. Additionally, the Board of Directors has adopted a resolution providing that the Company will not enter into leases or other transactions with officers, directors, principal shareholders or their affiliates unless the transactions have been approved by a majority of disinterested directors and are on terms no less favorable to the Company than those which could be obtained from unaffiliated parties. In fiscal year 1996, total lease payments to High Tech Properties were $132,930, total lease payments to Parkway Properties I were $440,000, and total lease payments to Parkway Properties II were $429,440.


     The Company owns a 19.9% interest in TXEN, Inc., an information systems and services company in the managed healthcare industry. The Company has an option to purchase the remaining 80.1% of TXEN, Inc. beginning in July 1997 at a formula price based on the net income of TXEN, Inc. Chris H. Horgen, Chief Executive Officer of the Company owns a 4.5% interest in TXEN, Inc. which he acquired on February 15, 1993, and would be beneficially impacted by the exercise of the Company's option. Thomas L. Patterson, President of Nichols SELECT and a nominee for the Company's Board of Directors, is the President and a director of TXEN, Inc., and owns a 47% interest in TXEN, Inc. Mr. Patterson would also be beneficially impacted by the exercise of the Company's option. In fiscal 1996, the Company performed software design and development services and other technical services for TXEN, Inc., for which it was paid $100,150.

     John R. Wynn, who is a director of the Company, is a member-shareholder in the Huntsville, Alabama, law firm of Lanier Ford Shaver & Payne P.C., general counsel to the Company. Fees paid in fiscal year 1996 by the Company to the firm did not exceed 5% of the gross revenues of the firm for such year.

                     SECTION 16(A) BENEFICIAL
                  OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms and any amendments thereto furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the one year period ended August 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                            PROPOSAL 2
             AMENDMENT TO NICHOLS RESEARCH CORPORATION
                      1991 STOCK OPTION PLAN

Description of Proposed Amendment
---------------------------------

     On November 14, 1996, the Board of Directors adopted an amendment (the "Amendment") to the Nichols Research Corporation 1991 Stock Option Plan (the "1991 Plan") to change the composition of the 1991 Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and, except for certain limited matters, to permit the Board of Directors to amend the 1991 Plan without shareholder approval. A copy of the Amendment to the 1991 Plan is attached to this Proxy Statement as Exhibit "A."

     Prior to November 1, the rules under Section 16 of the 1934 Act provided that compensatory stock plans could only be administered by a committee of directors who had not been granted options under the plan while serving on the committee or during the one year period before serving on the committee. This requirement had the effect of prohibiting a director from receiving a stock option grant under the 1991 Plan while serving on the Administrative Committee or within one year before serving on the Administrative Committee. These same rules also required shareholder approval of certain amendments to compensatory stock plans. The rules governing compensatory stock plans under Section 16 of the 1934 Act were recently amended by the Securities and Exchange Commission to
(i) require the Board of Directors or a committee of two or more non-employee directors who do not have a material financial relationship with the company or any of its subsidiaries to serve as the committee responsible for administering compensatory stock plans, (ii) permit persons serving on the compensatory stock plan's administrative committee to receive options under the plan, and (iii) allow adoption or amendment of compensatory stock plans without shareholder approval.

     The Amendment adopted by the Company's Board of Directors provides that the 1991 Plan will be administered by a committee composed of either the entire Board of Directors or a committee of two or more non-employee directors who do not have a material financial relationship with the Company or any of its subsidiaries. The Amendment also provides that persons serving on the 1991 Plan's Administrative Committee may receive option grants under the 1991 Plan. The Amendment also permits the Board of Directors to amend the 1991 Plan without shareholder approval, except with respect to (i) a change in the number of shares for which options may be granted under the 1991 Plan either in the aggregate or to any individual employee, (ii) a change in the provisions relating to the determination of employees to whom options shall be granted,
(iii) removal of the administration of the 1991 Plan from the Administrative Committee, or (iv) a decrease in the price at which Incentive Options may be granted. If adopted by the shareholders, the Amendment will take effect retroactively on November 1, 1996.

     The Board of Directors recommends a vote FOR Proposal 2.

Current Plan Features
---------------------

     The 1991 Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"). No member of the Committee is eligible to receive an option under the 1991 Plan, although executive officers and employee-directors of the Company who are not Committee members may receive options under the 1991 Plan.

     The 1991 Plan permits the Committee to grant both incentive stock options ("Incentive Options"), as defined by Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and options which do not qualify as Incentive Options ("Non-Statutory Options"). The Committee may not amend or adjust an Incentive Option in any manner that causes the Incentive Option to fail to continue to qualify as an Incentive Option.

     The stock subject to options are shares of the Company's authorized but unissued or reacquired one cent ($.01) par value common stock ("Common Stock"). Under the 1991 Plan, the Committee may, in its discretion, commit up to 2,175,000 shares of the Company's Common Stock (subject to adjustment in the event of stock dividends, stock splits, and stock consolidations of the Common Stock, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company) to options. The closing sale price of the Common Stock on November 1, 1996, was $22.92 per share.

     Options may be granted pursuant to the 1991 Plan from November 13, 1991, through November 12, 2000, to key employees (including officers) of the Company and its subsidiaries. The Committee has the discretion to designate option recipients, and the number of options to be granted to each. No Incentive Option may be granted to an employee who, immediately after such Incentive Option is granted, owns or has rights to stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless such Incentive Option is granted at a price which is at least 110% of the Fair Market Value (as defined below) of the stock subject to the Incentive Option, and such Incentive Option by its terms is not exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

     A recipient of an Incentive Option will be required to pay for shares received pursuant to the exercise of an Incentive Option not less than 100% of the Fair Market Value (as defined below) of such shares on the date the Incentive Option is granted. A recipient of a Non-Statutory Option will be required to pay for shares received pursuant to the exercise of a Non-Statutory Option not less than the par value of the shares (not less than $.01 per share). Subject to the restrictions imposed by the 1991 Plan, the price of shares obtainable pursuant to the exercise of both Incentive Options and Non-Statutory Options will be established by the Committee in its sole discretion.

     The fair market value of optioned shares is the closing sale price of the Common Stock as reported on the National Association of Securities Dealers Inc., Automated Quotations National Market System, or the mean between the highest and lowest per share sales price should the stock be listed on an exchange, on a given day, or if such stock is not traded on that day, then on the next preceding day on which such stock was traded ("Fair Market Value"). The aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by an option recipient during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. If any single employee should be granted an Incentive Option which, together with other applicable prior Incentive Option grants, exceeds such maximum, the Incentive Option will be treated as a Non-Statutory Option to the extent of such excess.

     No Non-Statutory Option is exercisable either in whole or in part prior to the earlier of (a) the date specified in the Non-Statutory Option, or (b) six
(6) months from the date the Non-Statutory Option is granted. During the option recipient's lifetime, the Non-Statutory Option shall be exercisable only by the option recipient or the option recipient's guardian or legal representative if one has been appointed, and shall not be assignable or transferable other than by will or the laws of descent and distribution. No Non-Statutory Option is exercisable after the earlier of (1) the date specified in the Non-Statutory Option, or (2) the expiration of ten (10) years from the date the Non-Statutory Option is granted.

     No Incentive Option is exercisable, either in whole or in part, prior to twenty-four (24) months from the date it is granted, and in no event is an Incentive Option exercisable after the expiration of five (5) years from the date it is granted. Up to one-third of the total shares granted under the Incentive Option may be purchased in each of the following installment periods, each beginning from the date the option is granted: (1) after twenty-four months; (2) after thirty-six months; and (3) after forty-eight months. Incentive Option recipients may accumulate installments not yet exercised, which may be exercised, in whole or in part, in any subsequent period but not later than five years from the date the option is granted. An Incentive Option is exercisable only by the option recipient and may not be assigned or transferred by the option recipient other than by will or the laws of descent and distribution.

     The option recipient may pay the option price in cash. The option recipient must pay for shares received pursuant to an option exercise on or before the date of such exercise or, if the option recipient delivers to the Company a notice of exercise and an irrevocable subscription agreement which obligates the option recipient to take delivery of the shares within one year of the exercise date, on or before the date the option recipient takes delivery of the shares. The proceeds from all payments pursuant to the exercise of options will be used for general corporate purposes. The Company and its subsidiaries will receive no cash or other payment upon the granting of options pursuant to the Plan.

     The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the 1991 Plan or revise or amend it in any respect whatsoever. Without approval of the shareholders, however, no such revision or amendment shall change the number of shares subject to the 1991 Plan, change the designation of the class of employees eligible to receive options, decrease the price at which Incentive Options may be granted, remove the administration of the 1991 Plan from the Committee, or render any member of the Committee eligible to receive an option under the 1991 Plan while serving thereon.

     To be entitled to the tax advantages associated with Incentive Options, an option recipient must (i) not dispose of the stock within two years after the Incentive Option is granted and hold the stock itself for at least one year after such shares have been transferred to him following the consummation of his purchase, and (ii) remain in the continuous employ of the Company, its subsidiaries, or both at all times from the date of the grant to the date three months prior to the date the Incentive Option is exercised. Under such circumstances, for federal income tax purposes, no income to the employee, and no deduction to the Company, will result from either the issuance or exercise of the Incentive Option, except that the difference between the exercise price and the Fair Market Value of the stock on the date of exercise constitutes a tax preference to the employee for purposes of the alternative minimum tax. When the stock is sold or exchanged, the amount by which the value of the stock at the time of its disposition exceeds the option price will, if such treatment is available under the Code, be treated as long-term capital gain. If, however, the stock is disposed of prior to the expiration of the required holding periods, the employee must treat the gain realized on the disposition as ordinary income, to the extent of the lesser of (a) the Fair Market Value of the option stock on the date of exercise minus the option price, or (b) the amount realized on disposition of the stock minus the option price. Amounts treated as ordinary income by the employee are deductible by the Company. Under current law, net long-term capital gain on sales or exchanges will be taxed to the employee in the same manner as ordinary income, subject to a maximum 28% tax rate.

     The taxation of Non-Statutory Options is primarily governed by Section 83 of the Code and the Treasury Regulations issued thereunder. No income to the employee and no deduction to the Company will result from the issuance of a Non-Statutory Option. Upon exercise of the Non-Statutory Option, the difference between the Fair Market Value of the stock and the exercise price is taxable as ordinary income. If the stock is subsequently sold, the basis for calculating gain or loss will be the price paid for the stock upon exercise plus the amount, if any, of taxable income realized upon exercise of the option. If the stock is sold after having been held for more than one (1) year after the exercise of the option, the amount realized will be subject to long-term capital gain or loss treatment. The Company is entitled to a tax deduction equal to the amount of ordinary income realized upon exercise of the Non-Statutory Option, provided the Company withholds on the amount treated as ordinary income.

Plan Benefits to be Received
----------------------------

     The amount of options received or to be received under the 1991 Plan by the Named Executive Officers, all other current executive officers, and all other employees who are not executive officers cannot be determined because option grants under the 1991 Plan are made in the sole discretion of the Stock Option Committee.

                            PROPOSAL 3
             AMENDMENT TO NICHOLS RESEARCH CORPORATION
        NON-EMPLOYEE OFFICER AND DIRECTOR STOCK OPTION PLAN

Description of Proposed Amendment
---------------------------------

     On November 14, 1996, the Board of Directors adopted an amendment (the "Amendment") to the Nichols Research Corporation Non-Employee Officer and Director Stock Option Plan (the "Non-Employee Plan") to change the composition of the Non-Employee Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and, except for certain limited matters, to permit the Board of Directors to amend the Non-Employee Plan without shareholder approval. A copy of the Amendment to the Non-Employee Plan is attached to this Proxy Statement as Exhibit "B."

     Prior to November 1, the rules under Section 16 of the 1934 Act provided that compensatory stock plans could only be administered by a committee of directors who had not been granted options under the plan while serving on the committee or during the one year period before serving on the committee. This requirement had the effect of prohibiting a director from receiving a stock option grant under the Non-Employee Plan while serving on the Administrative Committee or within one year before serving on the Administrative Committee. These same rules also required shareholder approval of certain amendments to compensatory stock plans. The rules governing compensatory stock plans under
Section 16 of the 1934 Act were recently amended by the Securities and Exchange Commission to (i) require the Board of Directors or a committee of two or more non-employee directors who do not have a material financial relationship with the company or any of its subsidiaries to serve as the committee responsible for administering compensatory stock plans, (ii) permit persons serving on the compensatory stock plan's administrative committee to receive options under the plan, and (iii) allow adoption or amendment of compensatory stock plans without shareholder approval.

     The Amendment adopted by the Company's Board of Directors provides that the Non-Employee Plan will be administered by a committee composed of either the entire Board of Directors or a committee of two or more non-employee directors who do not have a material financial relationship with the Company or any of its subsidiaries. The Amendment also provides that persons serving on the Non-Employee Plan's Administrative Committee may receive option grants under the Non-Employee Plan. The Amendment also permits the Board of Directors to amend the Non-Employee Plan without shareholder approval, except with respect to (i) an increase in the number of shares which may be subject to the Non-Employee Plan, (ii) removal of the administration of the Non-Employee Plan from the Administrative Committee, or (iii) a decrease in the price at which options may be granted. If adopted by the shareholders, the Amendment will take effect retroactively on November 1, 1996.

     The Board of Directors recommends a vote FOR Proposal 3.

Current Plan Features
---------------------

     The Non-Employee Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"). No one who is eligible to receive options under the Non-Employee Plan participates in the administration of the Non-Employee Plan. The closing sale price of the Common Stock on November 1, 1996, was $22.92 per share.

     The Non-Employee Plan covers 109,999 shares of the Company's Common Stock. Officers and directors who are neither contractual nor common law employees of the Company or any of its subsidiaries are eligible to participate in the Non-Employee Plan. The Committee determines the non-employee officers and directors of the Company who are granted options and the number of shares subject to each such option. Options may be granted to purchase shares at 100% of the fair market value of the shares on the date of grant. No non-employee officer or director may be granted options to purchase in excess of 35% of the total number of shares authorized for grant under the Non-Employee Plan. The options are exercisable immediately after the date of grant and expire five years after the date of grant. Options are nontransferable and may be exercised only while the optionee is serving as a non-employee officer or director of the Company or during various limited periods after death, retirement, or other termination of service. The Non-Employee Plan terminates on October 24, 2003; however, options outstanding at the date of expiration of the Non-Employee Plan may be exercised within the period provided in such options.

     The Committee, insofar as permitted by law, shall have the right from time to time, with respect to any shares at the time not subject to options, to suspend or discontinue the Non-Employee Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders of the Company, no such revision or amendment shall (a) increase the maximum number of shares which may be subject to the Non-Employee Plan, (b) increase the maximum number of shares which may be optioned to any one non-employee officer or director, (c) materially increase the benefits accruing to option holders under the Non-Employee Plan, (d) decrease the price at which options may be granted,
(e) remove the administration of the Non-Employee Plan from the Committee, (f) render any member of the Committee eligible to receive an option under the Non-Employee Plan while serving thereon, or (g) permit the granting of options under the Non-Employee Plan after October 24, 2003.

     An optionee will not recognize income on the grant of options under the Non-Employee Plan, but will generally recognize ordinary income upon the exercise of an option under the Non-Employee Plan. The amount of income recognized upon the exercise of an option will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. Optionees, however, unless they elect to recognize income at the time of receipt of shares on the exercise of an option, will not recognize ordinary income until such time as a sale of such shares at a profit could no longer subject the optionee to suit under Section 16(b) of the Securities Exchange Act of 1934. In either case, the amount of income is measured with respect to the fair market value of the stock at the time the income is recognized. If ordinary income is recognized by the optionee, the Company will be entitled to a deduction in the amount of ordinary income so recognized.

Plan Benefits to be Received
----------------------------

     The amount of options received or to be received under the Non-Employee Plan by Company directors who are not executive officers of the Company and by the nominees for election as a director of the Company cannot be determined because the granting of options under the Non-Employee Plan are solely in the discretion of the Stock Option Committee.

                            PROPOSAL 4
             AMENDMENT TO NICHOLS RESEARCH CORPORATION
                1988 EMPLOYEES' STOCK PURCHASE PLAN

Description of Proposed Amendment
---------------------------------

     On November 14, 1996, the Board of Directors adopted an amendment (the "Amendment") to the Nichols Research Corporation 1988 Employees' Stock Purchase Plan (the "Stock Purchase Plan") to change the composition of the Stock Purchase Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and, except for certain limited matters, to permit the Board of Directors to amend the Stock Purchase Plan without shareholder approval. A copy of the Amendment to the Stock Purchase Plan is attached to this Proxy Statement as Exhibit "C."

     Prior to November 1, the rules under Section 16 of the 1934 Act provided that compensatory stock plans could only be administered by a committee of directors who had not been granted options under the plan while serving on the committee or during the one year period before serving on the committee. This requirement had the effect of prohibiting a director from receiving a stock option grant under the Stock Purchase Plan while serving on the Administrative Committee or within one year before serving on the Administrative Committee. These same rules also required shareholder approval of certain amendments to compensatory stock plans. The rules governing compensatory stock plans under
Section 16 of the 1934 Act were recently amended by the Securities and Exchange Commission to (i) require the Board of Directors or a committee of two or more non-employee directors who do not have a material financial relationship with the company or any of its subsidiaries to serve as the committee responsible for administering compensatory stock plans, (ii) permit persons serving on the compensatory stock plan's administrative committee to receive options under the plan, and (iii) allow adoption or amendment of compensatory stock plans without shareholder approval.

     The Amendment adopted by the Company's Board of Directors provides that the Stock Purchase Plan will be administered by a committee composed of either the entire Board of Directors or a committee of two or more non-employee directors who do not have a material financial relationship with the Company or any of its subsidiaries. The Amendment also provides that persons serving on the Stock Purchase Plan's Administrative Committee may receive option grants under the Stock Purchase Plan. The Amendment also permits the Board of Directors to amend the Stock Purchase Plan without shareholder approval, except with respect to (i) an increase in the number of shares available for purchase under the Stock Purchase Plan, or (ii) removal of the administration of the Stock Purchase Plan from the Administrative Committee. If adopted by the shareholders, the Amendment will take effect retroactively on November 1, 1996.

     The Board of Directors recommends a vote FOR Proposal 4.

Current Plan Features
---------------------

     The  Stock  Purchase  Plan  is  designed  to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The Stock Purchase Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"). No one who is eligible to receive an option under the Stock Purchase Plan may participate in the administration of the Stock Purchase Plan.

     The Stock Purchase Plan covers 769,999 shares of the Company's Common Stock. All regular, full-time employees of the Company and such subsidiaries as are designated by the Board are eligible for an option under the Stock Purchase Plan. On each March 1, June 1, September 1, and December 1, each eligible employee is granted a nontransferable option to purchase Common Stock on the last day of the option period. Option periods are three month periods beginning on March 1, June 1, September 1, and December 1, and ending on the next May 31, August 31, November 30, or February 28, respectively. Options expire at the end of each option period. An employee may exercise the option granted to him only by authorizing payroll deductions. As of the last day of the option period, the amount of payroll deductions during such option period are used to purchase whole shares of Common Stock under the employee's option. The price for Common Stock purchased under each option is 85% of its fair market value on the last day of the option period. The market value of the Company's Common Stock was $15.50 at November 30, 1995; $15.50 at February 29, 1996; $21.50 at May 31, 1996; and $21.50 at August 31, 1996.

     The grant of options to an employee and his right to purchase shares are subject to certain limitations in the Stock Purchase Plan. An employee may not be granted an option if the employee would own (as determined under the Internal Revenue Code) 5% or more of the voting power or value of all classes of stock of the Company or any of its subsidiaries immediately after the option is granted, or if options under the Stock Purchase Plan or other plans qualified under the same provision of the Internal Revenue Code would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000. Further, an employee may not purchase in an option period more than the number of shares equal to 10% of his annual basic rate of compensation divided by 85% of the fair market value of the Common Stock, both determined on the last day of the option period.

     The Board of Directors may amend the Stock Purchase Plan at any time in such manner and to such extent as it deems appropriate; provided, that no such amendment shall, without approval of the shareholders, increase the number of shares of stock available for purchase under the Stock Purchase Plan.

     The grant or exercise of an option under the Stock Purchase Plan will not have a tax impact on the employee or the Company. If the employee disposes of the Common Stock acquired upon the exercise of the option after at least two years from the date of grant and one year from the date of exercise, then the employee must treat as ordinary income the amount by which the lesser of (1) the fair market value of the Common Stock at the time of disposition, or (2) the fair market value of the Common Stock at the date of grant exceeds the exercise price. Any gain above this amount of ordinary income will be treated as long-term capital gain. If an employee holds Common Stock at the time of the employee's death, the holding period requirements are automatically deemed to have been satisfied and ordinary income must be realized by the employee in the amount by which the lesser of (1) the fair market value of the Common Stock at the time of death, or (2) the fair market value of the Common Stock at the date of grant exceeds the exercise price. The Company will not be allowed a deduction if the holding period requirements are satisfied.

     If an employee disposes of Common Stock before expiration of two years from the date of grant and one year from the date of exercise, then the employee must treat as ordinary income the excess of the fair market value of the Common Stock on the date of exercise of the option over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending upon whether the Common Stock was held for more than one year after the date of exercise. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the employee.

Plan Benefits to be Received
----------------------------

     The benefits or amounts that will be received by or allocated to the Named Executive Officers, all other current executive officers, and all other employees who are not executive officers under the Stock Purchase Plan are not determinable because the purchase price for the Common Stock under the Stock Purchase Plan is based upon the fair market value of the Common Stock in future periods, which cannot be determined at this time.

                            PROPOSAL 5
             AMENDMENT TO NICHOLS RESEARCH CORPORATION
                 1989 INCENTIVE STOCK OPTION PLAN

Description of Proposed Amendment
---------------------------------

     On November 14, 1996, the Board of Directors adopted an amendment (the "Amendment") to the Nichols Research Corporation 1989 Incentive Stock Option Plan (the "1989 Plan") to change the composition of the 1989 Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and, except for certain limited matters, to permit the Board of Directors to amend the 1989 Plan without shareholder approval. A copy of the Amendment to the 1989 Plan is attached to this Proxy Statement as Exhibit "D."

     Prior to November 1, the rules under Section 16 of the 1934 Act provided that compensatory stock plans could only be administered by a committee of directors who had not been granted options under the plan while serving on the committee or during the one year period before serving on the committee. This requirement had the effect of prohibiting a director from receiving a stock option grant under the 1989 Plan while serving on the Administrative Committee or within one year before serving on the Administrative Committee. These same rules also required shareholder approval of certain amendments to compensatory stock plans. The rules governing compensatory stock plans under Section 16 of the 1934 Act were recently amended by the Securities and Exchange Commission to
(i) require the Board of Directors or a committee of two or more non-employee directors who do not have a material financial relationship with the company or any of its subsidiaries to serve as the committee responsible for administering compensatory stock plans, (ii) permit persons serving on the compensatory stock plan's administrative committee to receive options under the plan, and (iii) allow adoption or amendment of compensatory stock plans without shareholder approval.

     The Amendment adopted by the Company's Board of Directors provides that the 1989 Plan will be administered by a committee composed of either the entire Board of Directors or a committee of two or more non-employee directors who do not have a material financial relationship with the Company or any of its subsidiaries. The Amendment also provides that persons serving on the 1989 Plan's Administrative Committee may receive option grants under the 1989 Plan. The Amendment also permits the Board of Directors to amend the 1989 Plan without shareholder approval, except with respect to (i) a change in the number of shares for which options may be granted under the 1989 Plan either in the aggregate or to any individual employee, (ii) a change in the provisions relating to the determination of employees to whom options shall be granted,
(iii) removal of the administration of the 1989 Plan from the Administrative Committee, or (iv) a decrease in the price at which options may be granted. If adopted by the shareholders, the Amendment will take effect retroactively on November 1, 1996.

     The Board of Directors recommends a vote FOR Proposal 5.

Current Plan Features
---------------------

     The 1989 Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"). No member of the Committee is eligible to receive an option under the 1989 Plan, although executive officers and employee-directors of the Company who are not Committee members may receive options under the 1989 Plan.

     The 1989 Plan permits the Committee to grant incentive stock options as defined by Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). The Committee may not amend or adjust an option in any manner that causes the option to fail to continue to qualify as an incentive option.

     The stock subject to options are shares of the Company's authorized but unissued or reacquired one cent ($.01) par value common stock ("Common Stock"). Under the 1989 Plan, the Committee may, in its discretion, commit up to 799,999 shares of the Company's Common Stock (subject to adjustment in the event of stock dividends, stock splits, and stock consolidations of the Common Stock, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company) to options. The closing sale price of the Common Stock on November 1, 1996, was $22.92 per share.

     Options may be granted pursuant to the 1989 Plan from January 1, 1990, through December 31, 2000, to key employees (including officers) of the Company and its subsidiaries. The Committee has the discretion to designate option recipients, and the number of options to be granted to each. No option may be granted to an employee who, immediately after such option is granted, owns or has rights to stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless such option is granted at a price which is at least 110% of the Fair Market Value (as defined below) of the stock subject to the option, and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

     A recipient of an option will be required to pay for shares received pursuant to the exercise of an option not less than 100% of the Fair Market Value (as defined below) of such shares on the date the option is granted. Subject to the restrictions imposed by the 1989 Plan, the price of shares obtainable pursuant to the exercise of options will be established by the Committee in its sole discretion.

     The fair market value of optioned shares is the closing sale price of the Common Stock as reported on the National Association of Securities Dealers Inc., Automated Quotations National Market System, or the mean between the highest and lowest per share sales price should the stock be listed on an exchange, on a given day, or if such stock is not traded on that day, then on the next preceding day on which such stock was traded ("Fair Market Value"). The aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which options are exercisable for the first time by an option recipient during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. If any single employee should be granted an option which, together with other applicable prior option grants, exceeds such maximum, the option will be null and void to the extent of such excess.

     No option is exercisable, either in whole or in part, prior to twenty-four
(24) months from the date it is granted, and in no event is an option exercisable after the expiration of five (5) years from the date it is granted. Up to one-third of the total shares granted under the option may be purchased in each of the following installment periods, each beginning from the date the option is granted: (1) after twenty-four months; (2) after thirty-six months; and (3) after forty-eight months. Option recipients may accumulate installments not yet exercised, which may be exercised, in whole or in part, in any subsequent period but not later than five years from the date the option is granted. An option is exercisable only by the option recipient and may not be assigned or transferred by the option recipient other than by will or the laws of descent and distribution.

     The option recipient may pay the option price in cash. The option recipient must pay for shares received pursuant to an option exercise on or before the date of such exercise. The proceeds from all payments pursuant to the exercise of options will be used for general corporate purposes. The Company and its subsidiaries will receive no cash or other payment upon the granting of options pursuant to the Plan.

     The Board of Directors may at any time and from time to time modify and amend the 1989 Plan in any respect; provided, however, that no such amendment shall without the approval of the shareholders (a) increase the maximum number of shares for which options may be granted under the 1989 Plan either in the aggregate or to any individual employee; or (b) reduce the minimum option prices which may be established under the 1989 Plan; or (c) extend the period or periods during which options may be granted or exercised; or (d) change the provisions relating to the determination of employees to whom options shall be granted and the number of shares to be covered by such options; or (e) change the provisions relating to adjustments to be made upon changes in capitalization; or (f) change the method for the selection of the Committee; or
(g) remove the administration of the 1989 Plan from the Committee; or (h) render any member of the Committee eligible to receive an option under the 1989 Plan while serving thereon. The termination or any modification or amendment of the 1989 Plan shall not, without the consent of an employee, affect an employee's rights under an option theretofore granted to him.

     To be entitled to the tax advantages associated with the options, an option recipient must (i) not dispose of the stock within two years after the option is granted and hold the stock itself for at least one year after such shares have been transferred to him following the consummation of his purchase, and (ii) remain in the continuous employ of the Company, its subsidiaries, or both at all times from the date of the grant to the date three months prior to the date the option is exercised. Under such circumstances, for federal income tax purposes, no income to the employee, and no deduction to the Company, will result from either the issuance or exercise of option, except that the difference between the exercise price and the Fair Market Value of the stock on the date of exercise constitutes a tax preference to the employee for purposes of the alternative minimum tax. When the stock is sold or exchanged, the amount by which the value of the stock at the time of its disposition exceeds the option price will, if such treatment is available under the Code, be treated as long-term capital gain. If, however, the stock is disposed of prior to the expiration of the required holding periods, the employee must treat the gain realized on the disposition as ordinary income, to the extent of the lesser of (a) the Fair Market Value of the option stock on the date of exercise minus the option price, or (b) the amount realized on disposition of the stock minus the option price. Amounts treated as ordinary income by the employee are deductible by the Company. Under current law, net long-term capital gain on sales or exchanges will be taxed to the employee in the same manner as ordinary income, subject to a maximum 28% tax rate.

Plan Benefits to be Received
----------------------------

     The amount of options received or to be received under the 1989 Plan by the Named Executive Officers, all other current executive officers, and all other employees who are not executive officers cannot be determined because option grants under the 1989 Plan are made in the sole discretion of the Stock Option Committee.

                            PROPOSAL 6
   RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed Ernst & Young LLP, as the Company's independent public accountants to audit the financial statements of the Company for the current fiscal year ending August 31, 1997, and to perform other appropriate accounting services. Such appointment will be presented to the shareholders for ratification at the Meeting. If the shareholders do not ratify the appointment, the selection of another firm will be considered by the Board. A representative of Ernst & Young LLP, is expected to be present at the Meeting to respond to questions from shareholders and will be given the opportunity to make a statement if he so desires.

     The Board of Directors recommends a vote FOR Proposal 6.

            DATE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS

     Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in its 1997 Proxy Materials no later than August 8, 1997.

                               OTHER

     Management does not know of any other matters to be presented at the Meeting for action by shareholders. However, if any other matters are properly brought before the Meeting or any adjournment thereof, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders with respect to such matter.


UPON WRITTEN REQUEST OF ANY SHAREHOLDER TO PATSY L. HATTOX, SECRETARY, NICHOLS RESEARCH CORPORATION, P.O. BOX 400002, HUNTSVILLE, ALABAMA 35815-1502, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              By order of the Board of Directors,


                              Patsy L. Hattox
                              Secretary

DATED:  December 6, 1996

                            EXHIBIT "A"

                          AMENDMENT FOUR
                              TO THE
                   NICHOLS RESEARCH CORPORATION
                      1991 STOCK OPTION PLAN

     Pursuant to Section 8 of the Nichols Research Corporation 1991 Stock Option Plan (the "Plan"), Nichols Research Corporation (the "Company"), hereby amends the Plan as follows:

     1. Subject to approval by the shareholders of the Company, effective November 1, 1996, the first five sentences of Section 2 of the Plan are hereby deleted in their entirety and the following new sentences are substituted in their place:

          The Plan shall be administered by a committee (the "Committee") composed of the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Company's Board of Directors who (a) is not currently an officer or employee of the Company or any parent or subsid-iary of the Company, (b) does not directly or indirectly receive compen-sation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pur-suant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"),
     (c) does not possess an interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the Committee. A member of the Committee shall be eligible to participate in the Plan and receive options under the Plan.

     2.   Subject to approval  by the shareholders of  the Company,  effective
November 1,  1996,   the  third  sentence of Section 3 of the Plan  is  hereby
deleted.

     3. Subject to approval by the shareholders of the Company, effective November 1, 1996, Section 8 of the Plan is hereby deleted and the following new Section 8 is substituted in its place:

          The Board of Directors, insofar as permitted by law, shall have the right from time to time with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that without approval of the shareholders of the Company, no such revision or amendment shall: (a) change the number of shares for which options may be granted under the Plan either in the aggregate or to any individual employee, (b) change the provisions relating to the determination of employees to whom options shall be granted, (c) remove the administration of the Plan from the Com-mittee, or (d) decrease the price at which Incentive Options may be granted.

     Except as amended above, the Plan shall remain in full force and effect according to its terms and provisions.

     Done this the 14th day of November, 1996.

                              NICHOLS RESEARCH CORPORATION


                              By:  Chris H. Horgen
                                   -------------------------------
                                   Its Chief Executive Office

                                  EXHIBIT "B"

                                AMENDMENT THREE
                                     TO THE
                          NICHOLS RESEARCH CORPORATION
              NON-EMPLOYEE OFFICER AND DIRECTOR STOCK OPTION PLAN

     Pursuant to Section 8 of the Nichols Research Corporation Non-Employee Officer and Director Stock Option Plan (the "Plan"), Nichols Research Corporation (the "Company"), hereby amends the Plan as follows:

     1. Subject to approval by the shareholders of the Company, effective November 1, 1996, the first paragraph of Section 3 of the Plan is hereby deleted in its entirety and the following new paragraph is substituted in its place:

          The Plan shall be administered by a committee (the "Committee") composed of the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Company's Board of Directors who
     (a) is not currently an officer or employee of the Company or any parent or subsidiary of the Company, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess an interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the Committee. A member of the Committee shall be eligible to participate in the Plan and receive options under the Plan.

     2. Subject to approval by the shareholders of the Company, effective November 1, 1996, the fourth sentence of Section 4 of the Plan is hereby deleted in its entirety.

     3. Subject to approval by the shareholders of the Company, effective November 1, 1996, Section 8 of the Plan is hereby deleted in its entirety and the following new Section 8 is substituted in its place:

          8.   AMENDMENT OF THE PLAN.

               The Board of Directors, insofar as permitted by law, shall have the right from time to time with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that without approval of the shareholders of the Company, no such revision or amendment shall: (a) increase the maximum number of shares which may be subject to the Plan, (b) decrease the price at which options may be granted, or (c) remove the administration of the Plan from the Committee.

     Except as amended above, the Plan shall remain in full force and effect according to its terms and provisions.

     Done this the 14th day of November, 1996.

                              NICHOLS RESEARCH CORPORATION


                              By:  Chris H. Horgen
                                   --------------------------------
                                   Its Chief Executive Officer

                                  EXHIBIT "C"

                          AMENDMENT NUMBER SIX TO THE
                          NICHOLS RESEARCH CORPORATION
                      1988 EMPLOYEES' STOCK PURCHASE PLAN

     Pursuant to Section 7.1 of the Nichols Research Corporation 1988 Employees' Stock Purchase Plan (the "Plan"), Nichols Research Corporation (the "Company"), hereby amends the Plan as follows:

     1. Subject to approval by the shareholders of the Company, effective November 1, 1996, Section 7.1 of the Plan is hereby deleted in its entirety and the following new Section 7.1 is substituted in its place:

          7.1 AMENDMENT. The Board of Directors, insofar as permitted by law, shall have the right from time to time with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that without approval of the shareholders of the Company, no such revision or amendment shall: (a) increase (except as provided in Section 4.7) the number of shares of stock available for purchase under the Plan, or
     (b) remove the administration of the Plan from the Committee.

     2. Subject to approval by the shareholders of the Company, effective November 1, 1996, the first two sentences of ARTICLE VIII of the Plan are hereby deleted in their entirety and the following sentences are substituted in their place:

          The Plan shall be administered by a committee (the "Committee") composed of the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Company's Board of Directors who
     (a) is not currently an officer or employee of the Company or any parent or subsidiary of the Company, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess an interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the Committee. A member of the Committee shall be eligible to participate in the Plan and receive options under the Plan.

     Except as amended above, the Plan shall remain in full force and effect according to its terms and provisions.

     Done this the 14th day of November, 1996.

                           NICHOLS RESEARCH CORPORATION


                           By:  Chris H. Horgen
                                ------------------------------
                                Chris H. Horgen

                              EXHIBIT "D"

                      AMENDMENT NUMBER TWO TO THE
                      NICHOLS RESEARCH CORPORATION
                    1989 INCENTIVE STOCK OPTION PLAN

     Pursuant to Section 13 of the Nichols Research Corporation 1989 Incentive Stock Option Plan (the "Plan"), Nichols Research Corporation (the "Company"), hereby amends the Plan as follows:

     1. Subject to approval by the shareholders of the Company, effective November 1, 1996, the first, third and last sentences of the first paragraph of Section 2 of the Plan are hereby deleted in their entirety and the following sentences are added at the beginning of the first paragraph of Section 2:

          The Plan shall be administered by a committee (the "Committee") composed of the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Company's Board of Directors who
     (a) is not currently an officer or employee of the Company or any parent or subsidiary of the Company, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess an interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the Committee. A member of the Committee shall be eligible to participate in the Plan and receive options under the Plan.

     2. Subject to approval by the shareholders of the Company, effective November 1, 1996, the third sentence of Section 3(a) of the Plan is hereby deleted in its entirety.

     3. Subject to approval by the shareholders of the Company, effective November 1, 1996, the first sentence of Section 13 of the Plan is hereby deleted in its entirety and the following new sentence is substituted in its place:

          The Board of Directors, insofar as permitted by law, shall have the right from time to time with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that without approval of the shareholders of the Company, no such revision or amendment shall:
     (a) increase (except in accordance with Section 6) the maximum number of shares for which options may be granted under the Plan either in the aggregate or to any individual employee, (b) change the provisions relating to the determination of employees to whom options shall be granted, (c) remove the administration of the Plan from the Committee, or (d) decrease the price at which options may be granted.

     Except as amended above, the Plan shall remain in full force and effect according to its terms and provisions.

     Done this the 14th day of November, 1996.

                             NICHOLS RESEARCH CORPORATION

                             By:  Chris H. Horgen
                                 ----------------------------------
                                 Its Chief Executive Officer

                   NICHOLS RESEARCH CORPORATION
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          January 9, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE NICHOLS RESEARCH CORPORATION BOARD OF DIRECTORS.

     The undersigned hereby appoints Chris H. Horgen and Patsy L. Hattox, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed on the reverse side, all the shares of Common Stock of Nichols Research Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on January 9, 1997, or any adjournment(s) thereof. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 6.

     In their discretion, the Proxies are authorized to vote upon other business as may properly come before the meeting or any adjournment(s) thereof. If any named nominee above is not able to serve, the Proxies may vote for such other person or persons nominated in accordance with their best judgment.

(Continued, and to be marked, dated and signed, on the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 6.

   1.   ELECTION OF DIRECTORS

        / / FOR all nominees listed to the right (except as marked to the contrary)

        / / WITHHOLD AUTHORITY to vote for all nominees listed to the right.

        NOMINEES:  Chris H. Horgen,  Michael J. Mruz, Roy J. Nichols, Patsy
        L. Hattox, Roger P. Heinisch,  John R. Wynn, William E. Odom, James
        R. Thompson, Jr., Phil E. DePoy, and Thomas L. Patterson

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
        ___________________________________________________

   2. Approval of Amendment to the Company's 1991 Stock Option Plan to change the composition of the Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under the Securities Exchange Act of 1934 and, except for certain limited matters, to permit the Board of Directors to amend the Plan without shareholder approval.

        / /  FOR       / /  AGAINST        / /  ABSTAIN

   3. Approval of Amendment to the Company's Non-Employee Officer and Director Stock Option Plan to change the composition of the Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under the Securities Exchange Act of 1934 and, except for certain limited matters, to permit the Board of Directors to amend the Plan without shareholder approval.

        / /  FOR       / /  AGAINST        / /  ABSTAIN

   4. Approval of Amendment to the Company's 1988 Employees' Stock Purchase Plan to change the composition of the Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under the Securities Exchange Act of 1934 and, except for certain limited matters, to permit the Board of Directors to amend the Plan without shareholder approval.

        / /  FOR       / /  AGAINST        / /  ABSTAIN

   5. Approval of Amendment to the Company's 1989 Incentive Stock Option Plan to change the composition of the Plan's Administrative Committee to conform with recent changes to the rules governing compensatory stock plans under the Securities Exchange Act of 1934 and, except for certain limited matters, to permit the Board of Directors to amend the Plan without shareholder approval.

        / /  FOR       / /  AGAINST        / /  ABSTAIN

   6. Ratification of Ernst & Young LLP as the independent public accountants of the Company.

        / /  FOR       / /  AGAINST        / /  ABSTAIN

   7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                       Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                       Dated:______________________________, 1996

                       ____________________________________________
                                 (Signature)
                       ____________________________________________
                            (Signature if held jointly)

   PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.